Exhibit 10.4
CHIQUITA BRANDS INTERNATIONAL, INC.
STOCK OPTION AWARD AGREEMENT

GRANT: Chiquita Brands International, Inc., a New Jersey corporation (the “Company”), as of October 8, 2012 (the "Grant Date"), hereby awards to you (the “Grantee” named below) a non-qualified option to purchase an aggregate of 1,440,062 shares of the Company’s Common Stock (“Shares”) at a price per-share of $7.68 (the "Option Price"), subject to the vesting provisions and other terms of this Agreement and the Employment Agreement between you and the Company, dated as of October 8, 2012 (the "Employment Agreement"). This Award Agreement represents the "Initial Option Grant" required by Section 3(c)(ii) of the Employment Agreement. In the event of a conflict between the terms of this Award Agreement and the terms of the Employment Agreement, the terms of the Employment Agreement shall govern. The Initial Option Grant will become exercisable on the Vesting Dates with respect to the number of Shares set forth below, provided that you remain employed by the Company on the applicable Vesting Date set forth below.

Grantee: Edward F. Lonergan

Number Of Shares	Vesting Date
50% of total	October 8, 2013
50% of total	October 8, 2014

OTHER VESTING AND FORFEITURE EVENTS: In the event of a termination of your employment with the Company prior to a Vesting Date, the provisions of the Employment Agreement shall govern the vesting or forfeiture of any then-unvested portion of the Initial Option Grant.

TERM: This Initial Option Grant expires on the fifth (5th) anniversary of the Grant Date or such earlier date as is set forth in Section 5 of the Employment Agreement.

EXERCISE OF OPTION: In order to exercise this Initial Option Grant (to the extent vested), you must deliver to the Company a written notice indicating the number of Shares being exercised, accompanied by full payment of the Option Price and any required tax withholding. You may pay the Option Price in cash or in Shares owned by you for at least six months prior to the exercise with a Fair Market Value (as defined in the Chiquita Stock and Incentive Plan (the “Plan”)) equal to the Option Price on the date of exercise. To the extent permitted by applicable law, you may also pay the Option Price by authorizing a broker to sell all or a portion of the Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

DELIVERY OF SHARES UPON EXERCISE: On the date upon which you exercise a vested portion of the Initial Option Grant, the Company will deliver to you a certificate or certificates representing the Shares which are purchased on such date.

NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE: Prior to the date Shares are issued to you, you will have no rights as a shareholder of the Company with respect to the Shares subject to this award.

APPLICATION OF CERTAIN PLAN TERMS: This option award is an inducement grant made under an exception to the shareholder approval rules of the New York Stock Exchange and, accordingly, is not made under the Chiquita Stock and Incentive Plan (the “Plan”). However, the provisions of Section II, Section III, Section 4.4, Section 5.3, Section 13.1, Section 13.3, Section 13.5, Section 13.8, Section 13.9, Section 13.10 and Section 13.12 of the Plan shall apply to this Initial Option Grant as if this award were made under the Plan and are hereby incorporated into this Award Agreement by reference. Plan provisions which are not specifically incorporated herein by reference shall not apply to this Initial Option Grant.

TAXES: You must pay all applicable U.S. federal, state, local and foreign taxes resulting from exercise of the option granted hereunder.

REGISTRATION: As soon as practicable, but in no event later than the first anniversary of the Grant Date, the Company shall, at its expense, cause the Shares subject to the Initial Option Grant to be registered under the Securities Act of 1933, as amended (the “Securities Act”), and registered or qualified under applicable state law. The Company shall thereafter use its best efforts to maintain the effectiveness of such registration and qualification for so long as you hold any of the Shares received pursuant to the Initial Option Grant.

LAWS AND REGULATIONS: No Shares shall be issued under this Initial Option Grant unless and until all legal requirements applicable to the issuance of such Shares have been complied with to the reasonable satisfaction of the Company.

SECTION 409A: This award is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code.

AMENDMENT: This Award Agreement may not be amended absent your written consent and the written consent of an authorized representative of the Company.

ACKNOWLEDGEMENT: The Company has caused this Award Agreement to be duly executed by its duly authorized officer. To acknowledge receipt and acceptance of this award, please sign and return one copy of this Award Agreement to the Corporate Secretary’s Office.

CHIQUITA BRANDS INTERNATIONAL, INC.
/s/ Kevin R. Holland
By:	Kevin R. Holland
Title:	Senior Vice President and Chief People Officer

/s/ Edward F. Lonergan
Edward F. Lonergan

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